UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2019
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PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 D   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 19, 2019, the Board of Directors of Parkway Acquisition Corp. (the “Company”) appointed Blake M. Edwards, Jr. as a new director of the Company, effective immediately.  Mr. Edwards was appointed President and Chief Executive Officer of the Company effective January 1, 2019.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on February 19, 2019, the Board of Directors adopted an amendment to the Company’s bylaws (the “Bylaws”).  The amendment revised Section 2.2 of the Bylaws to fix the size of the Company’s Board of Directors at 14 directors.

A copy of the amended and restated bylaws is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01    Other Events.

On February 20, 2019, the Company issued a press release announcing a cash dividend of $0.12 per share.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 F  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Parkway Acquisition Corp.
99.1	Press Release dated February 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: February 20, 2019	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer

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